                                                                    EXHIBIT 10.7


                                 EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into as of this 8th day of July, 1997, by and between Price Communications Wireless, Inc. ("PCW"), a Delaware corporation formerly known as Price Communications Cellular Merger Corp., and William J. Ryan (the "EXECUTIVE").

     WHEREAS, Palmer Wireless, Inc., a Delaware corporation (the "COMPANY"), and the Executive are parties to an Amended Employment Agreement dated as of March 21, 1995 (the "PALMER AGREEMENT") pursuant to which the Executive has been employed as Chief Executive Officer and President of the Company;

     WHEREAS, PCW, Price Communications Corporation ("PCC"), the parent corporation of PCW, and the Company are parties to an Agreement and Plan of Merger dated as of May 23, 1997 (the "MERGER AGREEMENT") pursuant to which PCW shall merge (the "MERGER") with and into the Company, and the Company, which concurrently with or subsequent to the Merger will change its name to Price Communications Wireless, Inc., shall be the surviving corporation;

     WHEREAS, as a result of the Merger, the Company shall succeed to and become fully benefitted and bound by all of the rights and obligations of PCW, including without limitation this Employment Agreement;

     WHEREAS, simultaneously with, and conditioned upon the occurrence of, the Effective Time of the Merger under the Merger Agreement, the Palmer Agreement shall be hereby automatically terminated and superseded and replaced in its entirety by this Agreement, and the Company shall employ the Executive and the Executive shall be employed by the Company from and after the Effective Time, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. On the terms and conditions set forth in this Agreement, the Company shall employ the Executive and the Executive shall be


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employed by the Company for the term act forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof.

     2. TERM. The term of this Agreement shall commence on the Effective Time of the Merger, and end on December 31, 1999 (the "EXPIRATION DATE"), unless sooner terminated by either party as hereinafter set forth, PROVIDED, that the parties may at any time agree that the Company will continue to engage the Executive as consultant for a period of one (1) year after December 31, 1999 during which period the Company shall pay to the Executive an annual salary equal to 50% of the Base Salary (as hereinafter denied) and during which period the Executive shall be entitled to participate in such plans and to receive such fringe benefits as are set forth in EXHIBIT A attached hereto and made a part hereof.

     3. POSITION AND DUTIES. The Executive shall serve as Chief Executive Officer and President of the Company, with such duties and responsibilities as the board of directors of PCC (the "BOARD") and/or the Chief Executive Officer of PCC may from time to time determine and assign to the Executive. The Executive shall devote the Executive's reasonable best efforts and substantially full business time to the performance of the Executive's duties and the advancement of the business and affairs of the Company.

     4. PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company, which the Company retains the right to change in its discretion, or such other place as the Company and the Executive mutually agree, except for required travel on Company business.

     5.   COMPENSATION

          5(a)   BASE SALARY.  The Company shall pay to the Executive an annual base salary (the "BASE SALARY") at the rate of $500,000 per year. The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the Company's payroll procedures.

          5(b)   LUMP SUM PAYMENT.  In consideration of the termination of the
     Palmer Agreement and in full discharge of all liabilities and obligations of the Company thereunder, the Company shall pay to the Executive a single lump sum payment of $1,403,835 at the Effective Time.

          5(c)   STOCK OPTIONS.  At or promptly after the Effective Time, the
     Company shall cause to be granted to the Executive options to purchase


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     one hundred thousand (100,000) shares of Common Stock of PCC (the
     "OPTIONS") under the Price Communications Corporation 1992 Long Term Incentive Plan (the "OPTION PLAN"). The exercise price per share of the Options shall be the Fair Market Value, as such term is defined in the Option Plan, of such share on the business day before the Effective Time. The Option shall become exercisable one year from the Effective Time. The agreement under which the Options are granted shall include anti-dilution protections typical for employee stock options in the event of any stock dividend or distribution, stock split or reverse stock split, split-up, combination or exchange of shares, recapitalization or similar change affecting the Common Stock of PCC.

          5(d)   TERMS.  In the event that the Company's 1998 EBITDA (as such terms is defined in Exhibit B hereto) exceeds by at least $1,000,000 is projected EBITDA target for such year of $81,500,000 (the "CASH FLOW TARGET"), PROVIDED that the Board shall make equitable adjustment ("ADJUSTMENTS") in good faith in such Cash Flow Target in the event that the Company sells or purchases material properties during such year, the Executive and other key employees of the Company (collectively, the "BONUS POOL") shall be entitled to receive a bonus as follows:

                 (i) FIRST TRANCHE. If 1998 EBITDA exceeds the Cash Flow Target, subject to any Adjustments, by at least $1,000,000, the Bonus Pool shall be entitled to receive a total cash bonus equal to 221/2% of the excess (up to an excess amount of $1,000,000) of 1998 EBITDA above $81,500,000, 5% of which shall be payable to the Executive and 171/2% of which shall be payable to such other key employees of the Company as the Executive shall determine after consultation with the Chief Executive Officer of PCC.

                (ii) SECOND TRANCHE. If 1998 EBIDTA exceeds the Cash Flow Target, subject to any Adjustments, by at least $2,000,000, the Bonus Pool shall be entitled to receive a total cash bonus equal to 271/2% of the excess (up to an excess amount of $1,000,000) of 1998 EBITDA above $82,500,000, 5% of which shall be payable to the Executive and 221/2% of which shall be payable to such other key employees of the Company as the Executive shall determine after consultation with the Chief Executive Officer of PCC.

               (iii) THIRD TRANCHE. If 1998 EBITDA exceeds the Cash Flow Target, subject to any Adjustments, by at least $3,000,000, the Bonus Pool shall be entitled to receive a total cash bonus equal to 321/2% of the excess (up to an excess amount of $1,000,000) of


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          1998 EBITDA above $83,500,000, 5% of which shall be payable to the
          Executive and 271/2% of which shall be payable to such other key employees of the Company as the Executive shall determine after consultation with the Chief Executive Officer of PCC.

                (iv) FOURTH TRANCHE. If the 1998 EBITDA exceeds the Cash Flow Target, subject to any Adjustments, by at least $4,000,000 the Bonus Pool shall be entitled to receive a total cash bonus equal to 371/2% of the excess of 1998 EBITDA above $84,500,000, 5% of which shall be payable to the Executive and 321/2% of which shall be payable to such other key employees of the Company as the Executive shall determine after consultation with the Chief Executive Office of PCC.

     The Company's 1998 EBITDA shall be determined by the Company's regularly employed independent certified public accountants, the determination of which shall be conclusive and binding upon the Company and the Executive.

     The Company and the Executive intend to agree upon an appropriate bonus plan for 1999 prior to the end of the 1998.

          (e) OTHER BENEFITS. The Executive shall be entitled to participate in such plans and to receive such fringe benefits as are set forth in EXHIBIT A attached hereto and made a part hereof.

          (f) VACATION; HOLIDAYS. The Executive shall be entitled to all public holidays observed by the Company and vacation days in accordance with the applicable vacation policies for senior executives of the Company, which shall be taken at a reasonable time or times.

          (g) WITHHOLDING TAXES AND OTHER DEDUCTIONS. To the extent required by law, the Company shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.

     6. EXPENSES. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive (in accordance with the policies and procedures in effect for senior executives for the Company) in connection with the Executive's services under this Agreement. The Executive shall account to the Company for such expenses in accordance with policies and procedures established by the Company.

     7.   CONFIDENTIAL INFORMATION.


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          7(a)   The Executive covenants and agrees that the Executive will not ever, without the prior written consent of the Board or a person authorized by the Board, publish or disclose to any unaffiliated third party or use for the Executive's personal benefit or advantage any confidential information with respect to any of the Company's or any of its affiliates products, services, subscribers, marketing techniques, methods or future plans disclosed to the Executive as a result of the Executive's employment with the Company, to the extent such information has heretofore remained confidential (except for unauthorized disclosures) and except as otherwise ordered by a court of competent jurisdiction.

          7(b)   The Executive acknowledges that the restrictions contained in
     Section 7(a) hereof are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach of threatened breach by the Executive of the provisions of Section 7(a) hereof, the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to its for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

          7(c)   The Executive shall deliver promptly to the Company on
     termination of employment, or at any other time the Company may so request, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's and its affiliates' businesses which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company or which the Executive may then posses or have under his or her control.

     8.   NON-COMPETITION.

          8(a)   NON-COMPETITION.  The Executive covenants and agrees that the
     Executive will not, during the Executive's employment hereunder and for a period of one (1) year thereafter (to the extent permitted by law), at any time and in any state or other jurisdiction in which the Company or any of its affiliates is engaged or has reasonably firm place to engage in business, (i) compete with the Company or any of its affiliates on behalf of the Executive or any third party; (ii) participate as a director, agent,


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     representative, stockholder or partner or have any direct or indirect financial interest in any enterprise which engages in the cellular business or any other business in which the Company or any of its affiliates is engaged; or (iii) participate as an employee or officer in any enterprise in which the Executive's responsibility relates to the cellular business or any other business in which the Company or any of its affiliates is engaged. The ownership by the Executive of less than five percent (5%) of the outstanding stock of any corporation listed on a national securities exchange conducting any such business shall not be deemed a violation of this Section 8(a).

          8(b)   INJUNCTIVE RELIEF.  In the event the restrictions against
     engaging in a competitive activity contained in Section 8(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, Section 8(a) hereof shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          8(c)   NON-SOLICITATION.  The Executive covenants and agrees that the
     Executive will not, during the Executive's employment hereunder and for a period of one (1) year thereafter induce or attempt to induce any employee of the Company or any of the Company's affiliates to render services for any other person, firm, or corporation.

     9.   TERMINATION OF EMPLOYMENT.

          9(a)   DEATH.  The Executive's employment hereunder shall terminate upon the Executive's death.

          9(b)   BY THE COMPANY.  The Company may terminate the Executive's employment hereunder under the following circumstances:

                 (i) If the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three (3) consecutive months, the Company's may terminate the Executive's employment hereunder.


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

                (ii) The Company may terminate the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean (A) willful refusal by the Executive to follow a written order of the Board of Directors, (B) the Executive's willful engagement in conduct materially injurious to the Company or any of its affiliates,
          (C) dishonesty of a material nature that relates to the performance of the Executive's duties under this Agreement, (D) the Executive's conviction for any felony involving moral turpitude, or (E) unreasonable neglect or refusal on the part of the Executive to perform the Executive's reasonably assigned duties and obligations hereunder (unless significantly changed without Executive's consent). In addition, the Company may terminate the Executive's employment for "Cause" if the normal business operations of the Company are rendered commercially impractical as a consequences of an act of God, accident, fire, labor controversy, riot or civil commotion, act of public enemy, law, enactment, rule, order, or any act of government or governmental instrumentality, failure of facilities, or other cause of a similar or dissimilar nature that is not reasonably within the control of the Company or which the Company could not, by reasonable diligence, have avoid.

          9(c)   BY THE EXECUTIVE.  The Executive may terminate the Executive's employment hereunder for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (i) the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performance has been given to the Company by the Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material forms or provisions;
     (ii) a material reduction in the scope of the Executive's responsibilities and duties; (iii) any relocation of the Executive not consented to by the Executive so that the Executive is not based in the State of Georgia or in (or within 50 miles of) the licensed service areas currently served by Palmer Wireless, Inc.; or (iv) any termination by the Executive in the Executive's sole discretion within one (1) year after the date of a Change in Control (as hereinafter defined) of PCC or the Company. For purposes of this Agreement, a "Change in Control" of PCC or the Company shall be deemed to have occurred if after the Effective Time (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than (i) a wholly-owned subsidiary of PCC; (ii) any person currently a "beneficial owner" (as defined in Rule 13d-3 under


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     the Exchange Act) of PCC's securities; or (iii) (x) members of the Price family who own capital stock of PCC on the date hereof, any affiliate of any such family member that is wholly-owned directly or indirectly by any such family member, or any "group" (as such terms is used in Section 13(d) of the Exchange Act) that includes one or more of such family members or affiliates, or (y) PriCellular Corporation, becomes, after the date hereof, the beneficial owner, directly or indirectly, or securities of PCC representing fifty (50%) percent or more of the combined voting power of PCC's then outstanding securities; (B) during any two (2) year period, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election resulted from a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cause for any reason to constitute a majority thereof; (C) PCC consummates a merger or consolidation of PCC with or into another corporation (other than a corporation described in clause (ii) or (iii) of clause (A) above), the result of which is that the stockholders of PCC immediately prior to the consummation of such merger or consolidation own less than sixty (60%) percent of the combined voting power of the securities of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred (100%) percent of the total equity of such surviving or resulting corporation; (D) the sale in one or a series of transactions of all or substantially all of the assets of PCC other than to an equity described in clause (ii) or (iii) of clause (A) above or an entity of which the stockholders of PCC immediately prior to the consummation of such sale own directly or indirectly sixty (60%) percent or more of the combined voting power of the securities therefore; or (E) any one transaction, or series of transactions, the result of which is that the Company or substantially all of the assets of the Company are owned by an entity or entities not owned or controlled directly or indirectly by PCC, by any entity described in clause (ii) or (iii) of clause (A) above, or by an entity of which the stockholders of PCC immediately prior to the completion of such transactions own directly or indirectly sixty (60%) percent of more of the combined voting power of the securities thereof.

          9(d)   MUTUAL TERMINATION RIGHT.  The Executive may terminate the
     Executive's employment hereunder, or the Company may terminate the Executive's employment hereunder, in the event of the failure of the Company to achieve the Cash Flow Target for 1998, subject to any Adjustments.


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          9(e)   NOTICE OF TERMINATION.  Any termination of the Executive's employment by the Company or the Executive (other than pursuant to Section 9(a) hereof) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          9(f)   DATE OF TERMINATION.  For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated pursuant to Section 9(b)(i) hereof, thirty (30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period; (iii) if the Executive's employment is terminated pursuant to Section 9(b)(ii) , 9(c) or 9(d) hereof, the date specified in the Notice of Termination; and (iv) if the Executive's employment is terminated for any reason, the date on which Notice of Termination is given.

     10.  COMMUNICATION UPON TERMINATION.

          10(a) If the Executive's employment is terminated by the Executive's death, the Company shall pay to the Executive's estate, or as may be directed by the legal representatives of such estate, the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(a) hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

          10(b) If the Company terminates the Executive's employment pursuant to Section 9(b)(i) hereof, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(c) hereof at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement; PROVIDED that payments so made to the Executive during any period that the


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     Executive is unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental illness or other similar incapacity shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment.

          10(c) If the Company terminates the Executive's employment for Cause as provided in Section 9(b)(ii) hereof, or if the Company or the Executive terminates this Agreement under Section 9(d) hereof, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to
     Section 5(c) hereof at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

          10(d) If the Executive terminates the Executive's employment other than for Good Reason, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to Section 5(a) hereof at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

          10(e) If the Company terminates the Executive's employment other than for Cause, disability or death and other pursuant to Section 9(d) hereof, or the Executive terminates the Executive's employment for Good Reason as provided in Section 9(c)(i), (ii), (iii) or (iv) hereof, the Company shall pay the Executive (A) the Executive's full Base Salary through the Date of Termination and all other accrued and unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits under any plan or program of the Company pursuant to
     Section 5(e) hereof at the time such payments are due; and (B) the full Base Salary through the Expiration Date, any other amounts that would have been payable to the Executive under Section 5(c) hereof from the Date of Termination through the Expiration Date (or benefits comparable in value to the benefits provided under Section 5(e)), and any bonus amount provided in the next sentence hereof, at the time such payments would otherwise have been due in accordance with the Company's normal payroll practices, and the


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     Company shall have no further obligations to the Executive under this
     Agreement. For purposes of clause (B) of this paragraph, the Executive will be considered to be entitled pursuant to this Section 10(e) to a bonus amount equal to the cash bonus, if any, payable to the Executive pursuant to Section 5(d) hereof in respect of the Company's fiscal year during which the Executive's Date of Termination occurs determined by multiplying the amount of such bonus by a fraction of the numerator of which is the number of days elapsed in such fiscal year prior to such Date of Termination and the denominator of which is 365.

          10(f) MITIGATION. The Executive shall not be required to mitigate amounts payable pursuant to Section 10 hereof by seeking other employment PROVIDED, HOWEVER, that the Company's obligation to continue to provide the Executive with fringe benefits pursuant to Section 10(e) above shall cease if the Executive becomes eligible to participate in fringe benefits substantially similar to those provided for in this Agreement as a result of the Executive's subsequent employment during the period that the Executive is entitled to such fringe benefits.

     11. NOTICES. All notices, demands, request or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follow:

               (a)  If to the Company:

                    Price Communications Wireless, Inc.
                    c/o Price Communications Corporation
                    45 Rockefeller Plaza
                    Suite 2300
                    New York, NY 10020
                    Telecopy: (212) 397-3755
                    Attention:     Robert Price

               (b)  If to the Executive:

                    William J. Ryan
                    12800 University Drive
                    Ft. Myers, Florida 33907-5333
                    Telecopy: (813) 433-8213

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or


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made in the manner described above shall be deemed sufficiently given or made for all purposes three (3) days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the telecopy confirmation, the answer back or the affidavit of the messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     12. SEVERABILITY. The invalidity or inenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

     13. SURVIVAL. It is the express intention and agreement of the parties hereto that the provisions of Sections 7 and 8 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

     14. ASSIGNMENT. The rights and obligations of the parties to this Agreement shall not be assignable, except that the rights and obligations of the Company hereunder shall be assignable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company or similar reorganization of a successor corporation.

     15. BINDING EFFECT. The effectiveness of this Agreement shall be subject to and conditioned upon the consummation of the Merger, and this Agreement shall be of no force and effect if the Merger shall fail to be consummated for any reason. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, divisors, executors, administrators, legal representatives, successors and assigns. The Agreement may not be assigned by the Executive, and shall not inure to the benefit of or be enforceable by any person or entity other than as aforesaid, including without limitation any employee of the Company or member of the "Bonus Pool" referred to above. The parties recognize that PCC is currently studying a possible reorganization whereby PCC may become a wholly-owned subsidiary of a newly organized holding company with stockholders consisting of the stockholders of PCC immediately prior to such reorganization together with certain stockholders of Palmer Wireless, Inc.; references herein to PCC shall be deemed to be to any such holding company from and after the consummation of any such reorganization.

     16. AMENDMENT; WAIVER. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a


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default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privileges hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

     17. HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     18. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida (but not including the choices of law rules thereof).

     19. ENTIRE AGREEMENT. The Agreement constitutes the entire agreement between the parties respecting the employment of Executive by the Company, there being no representations, warranties or commitments except as set forth herein.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first herein above written.

                    PRICE COMMUNICATIONS WIRELESS, INC.

                    By:
                       ---------------------------
                         Name: Robert Price
                         Title:   President



                    THE EXECUTIVE


                    ------------------------------
                         William J. Ryan


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

                                      Exhibit A

                                   FRINGE BENEFITS

     1.   Medical, dental, vision and prescription insurance
          a.   Family coverage.  Claim payment daily.
          b. Executive expense reimbursement by Company of all deductibles and non-insured items. Paid quarterly.
     2.   $50,000 Term life policy - monthly premium
     3.   Long-term care insurance - monthly premium
          a.   Coverage-$1,000 per month for three years
     4.   Disability insurance protection-monthly premium
          a. Short-term: 60% of Gross Salary. Benefits payable weekly for maximum of 24 weeks.
          b. Long-term: 60% of Gross Salary after short-term benefits expire. Payable monthly until return to work, reach 65 or dies.
     5.   401-K
          a.   Defer up to 10% of Base Salary
          b.   Company match of 50% up to 6% of Base Salary.  Paid quarterly.
          c. Annual payment by Company of 7% of Base Salary as a retirement benefit. Annual payment.
     6.   Auto Allowance $6,000 annually.  Paid bi-weekly.
     7. Reimbursement of annual tax services and financial planning services. Annual payment.
     8.   Automobile registration and automobile insurance reimbursement.
     9.   Semi-annual payment.  Club dues.  Paid quarterly.
     10.  Free cellular mobile and portable service (demos).


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